UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2022 (September 12, 2022)

Alnylam Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street

Henri A. Termeer Square

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 551-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ALNY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 12, 2022, the Company issued a press release relating to the commencement of its proposed offering of convertible senior notes due 2027 to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Convertible Note Offering”). On September 13, 2022, the Company issued a press release relating to the pricing of the Convertible Note Offering. Copies of the press releases relating to the Convertible Note Offering are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K, including the exhibits attached hereto, does not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release relating to the Convertible Note Offering issued by Alnylam Pharmaceuticals, Inc. on September 12, 2022.

99.2	Press release relating to the Convertible Note Offering issued by Alnylam Pharmaceuticals, Inc. on September 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2022

ALNYLAM PHARMACEUTICALS, INC.

By:	/s/ Jeffrey V. Poulton
Jeffrey V. Poulton
Executive Vice President, Chief Financial Officer